Exhibit 99.1

iCAD REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

NASHUA, N.H. (March 1, 2016) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and twelve months ended December 31, 2015.

2015 Highlights:

•	Total revenue of $41.6 million

•	Cancer Detection revenue of $19.2 million, an increase of 3.4% year-over-year, including 11.3% product revenue growth

•	34 Xoft Axxent system placements, including 14 IORT systems

•	Gross margin of 70.6%, a decline of 50 basis points year-over-year

•	Non-GAAP adjusted EBITDA of $3.9 million, or 9.4% of revenue

•	Ended year with $15.3 million in cash and cash equivalents and no debt

“In 2015 we delivered growth in our Cancer Detection and breast IORT businesses, offset by a decline in our skin electronic brachytherapy business related to ongoing reimbursement uncertainty,” said Ken Ferry, Chief Executive Officer. “Despite a decline in total revenue, we maintained gross margin above 70%, generated positive EBITDA, and ended the year with a cash position of $15.3 million. As we look to 2016, we expect the momentum in our Cancer Detection business to continue with PowerLook upgrades, iReveal breast density products, and the international launch of our breast tomosynthesis cancer detection solution in March at the European Congress of Radiology. This will be followed by the potential FDA approval and U.S. launch of this solution in the third quarter, which we expect will be a strong growth driver. The outlook for the breast IORT business is also positive, with incremental growth in system placements and utilization driven by increased awareness of the procedure, maturing and additional clinical data, as well as anticipated regulatory approvals and distributor partnerships for new international markets.”

Mr. Ferry added, “In 2016 we hope to make progress on reimbursement for electronic skin brachytherapy in the U.S., which continues to represent a large potential market opportunity for the Company. We continue to engage with the Medicare Administrative Contractors in support of broader reimbursement coverage and we are in the early stages of collecting and analyzing reimbursement claims made by our customers under the new CPT 3 code for the procedure that went into effect on January 1, 2016. In addition, given the reimbursement environment, we plan to introduce several new enhancements to our Xoft Skin eBx system and software early in the second quarter aimed at enhancing workflow efficiency for the treatment of non-melanoma skin cancer. Longer-term, we remain focused on clinical studies that will provide data in support of a CPT 1 code for electronic skin brachytherapy, which we anticipate submitting for review by the American Medical Association in the first half of 2017.”

Fourth Quarter 2015 Financial Results

Revenue: Total revenue for the fourth quarter of 2015 decreased 42% to $7.6 million from $13.2 million in the fourth quarter of 2014, reflecting a 43% decrease in product revenue and a 42% decrease in service revenue. The decrease in the Company’s revenue in the fourth quarter was primarily driven by the negative impact of the general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States. The decrease was also driven by lower MRI-CAD product sales due to the Company’s exclusive distribution partner exercising their right to a fully paid-up license to distribute the software in August 2015. This provided the Company with a cash payment of $2 million during the third quarter of 2015 that will be amortized over the term of the contract through July 2017. Service revenue for the fourth quarter of 2015 and 2014 was approximately 65% of total revenues.

	Three months ended December 31,
	2015	2014	% Change
Product revenue	$2,629	$4,577	(42.6)%
Service revenue	4,980	8,588	(42.0)%

Total Revenue	$7,609	$13,165	(42.2)%

Total therapy revenue decreased by 61%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue decreased by 8%, which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Three months ended December 31,
	2015	2014	% Change
Detection revenue
Product revenue	$2,168	$2,463	(12.0)%
Service revenue	2,130	2,198	(3.1)%

Detection Revenue	$4,298	$4,661	(7.8)%

Therapy revenue
Product revenue	$461	$2,114	(78.2)%
Service revenue	2,850	6,390	(55.4)%

Therapy Revenue	$3,311	$8,504	(61.1)%

Total Revenue	$7,609	$13,165	(42.2)%

Gross Profit: Gross profit for the fourth quarter of 2015 decreased to $5.3 million, or 70% of revenue, from $9.3 million, or 71% of revenue, for the fourth quarter of 2014.

Operating Expenses: Total operating expenses for the fourth quarter of 2015 decreased to $7.6 million, from $8.8 million for the fourth quarter of 2014. The year-over-year decline reflects the effect of the Company’s cost reduction initiatives.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss $(1.1) million for the fourth quarter of 2015, compared with non-GAAP adjusted EBITDA of $2.5 million, or 19% of revenue, for the fourth quarter of 2014.

Net Loss: Net loss for the fourth quarter of 2015 was $(2.4) million, or $(0.15) per share, compared with net loss of $(96,000), or $(0.01) per share, for the fourth quarter of 2014.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for the fourth quarter of 2015 was $(2.2) million, or $(0.14) per share, compared with a non-GAAP adjusted net income of $107,000, or $0.01 per share, for the fourth quarter of 2014.

Cash and Cash Equivalents: As of December 31, 2015, the Company had cash and cash equivalents of $15.3 million, compared with $32.2 million as of December 31, 2014. The Company used $1.9 million from operating activities in the fiscal year 2015.

Full Year 2015 Financial Results

Revenue: Total revenue for fiscal year 2015 decreased 5.4% to $41.6 million from $43.9 million in fiscal year 2014, reflecting a 24% decrease in product revenue and an 8% increase in service revenue. The Company’s revenue in the second, third and fourth quarters of 2015 was impacted by the general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States. Service revenue for fiscal year 2015 was approximately 66% of total revenues compared to approximately 57% of total revenues for fiscal year 2014.

	Twelve months ended December 31,
	2015	2014	% Change
Product revenue	$14,198	$18,683	(24.0)%
Service revenue	27,356	25,241	8.4%

Total Revenue	$41,554	$43,924	(5.4)%

Total therapy revenue decreased by 12%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue increased 3%, which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Twelve months ended December 31,
	2015	2014	% Change
Detection revenue
Product revenue	$11,226	$10,082	11.3%
Service revenue	8,017	8,522	(5.9)%

Detection Revenue	$19,243	$18,604	3.4%

Therapy revenue
Product revenue	$2,972	$8,601	(65.4)%
Service revenue	19,339	16,719	15.7%

Therapy Revenue	$22,311	$25,320	(11.9)%

Total revenue	$41,554	$43,924	(5.4)%

Gross Profit: Gross profit for fiscal year 2015 decreased to $29.4 million, or 71% of revenue, from $31.2 million, or 71% of revenue, for fiscal year 2014.

Operating Expenses: Total operating expenses for fiscal year 2015 increased to $59.4 million, which includes $27.4 million of goodwill and long-lived asset impairment, from $30.4 million for fiscal year 2014.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA was $3.9 million, or 9% of revenue, for fiscal year 2015, compared with non-GAAP adjusted EBITDA of $6.4 million, or 15% of revenue, for fiscal year 2014.

Net Loss: Net loss for fiscal year 2015 was $(32.4) million, or $(2.07) per share, compared with a net loss of $(1.0) million, or $(0.07) per share, for fiscal year 2014.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for fiscal year 2015 was $(2.2) million, or $(0.14) per share, compared with a non-GAAP adjusted net loss of $(1.2) million, or $(0.09) per share, for fiscal year 2014.

Financial Guidance

Due to general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States, the Company is not providing financial guidance at this time.

Conference Call

iCAD management will host a conference call today beginning at 4:30 p.m. Eastern Time to discuss the financial results and provide a company update. The dial-in numbers are (855) 217-4501 for domestic callers and (716) 220-9431 for international callers. The conference ID is 42589831. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its first quarter 2016 financial results. In addition, a telephonic replay of the conference call will be available until March 8, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID is 42589831.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow

646-536-7020

iCAD@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Products	$2,629	$4,577	$14,198	$18,683
Service and supplies	4,980	8,588	27,356	25,241

Total revenue	7,609	13,165	41,554	43,924
Cost of revenue:
Products	399	1,323	3,130	4,912
Service and supplies	1,635	1,962	7,357	6,000
Amortization and depreciation	286	584	1,717	1,785

Total cost of revenue	2,320	3,869	12,204	12,697

Gross profit	5,289	9,296	29,350	31,227

Operating expenses:
Engineering and product development	2,542	2,207	9,163	8,159
Marketing and sales	2,712	3,556	12,404	12,468
General and administrative	2,127	2,208	8,788	8,044
Amortization and depreciation	258	810	1,631	1,741
Goodwill and long-lived asset impairment	—	—	27,443	—

Total operating expenses	7,639	8,781	59,429	30,412

Income (loss) from operations	(2,350)	515	(30,079)	815
Loss from extinguishment of debt	—	—	(1,723)	(903)
Gain from change in fair value of warrant	—	—	—	1,835
Interest expense	(27)	(562)	(650)	(2,640)
Other income	3	10	21	37

Other expense, net	(24)	(552)	(2,352)	(1,671)
Loss before income tax expense	(2,374)	(37)	(32,431)	(856)

Tax expense	(28)	(59)	(16)	(153)

Net loss and comprehensive loss	$(2,402)	$(96)	$(32,447)	$(1,009)

Net loss per share:
Basic	$(0.15)	$(0.01)	$(2.07)	$(0.07)

Diluted	$(0.15)	$(0.01)	$(2.07)	$(0.07)

Weighted average number of shares used in computing loss per share:
Basic	15,733	15,541	15,686	14,096

Diluted	15,733	15,541	15,686	14,096

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$15,280	$32,220
Trade accounts receivable, net of allowance for doubtful accounts of $236 in 2015 and $203 in 2014	7,488	9,642
Inventory, net	4,315	2,214
Prepaid expenses and other current assets	684	540

Total current assets	27,767	44,616

Property and equipment, net of accumulated depreciation of $5,475 in 2015 and $4,861 in 2014	2,307	4,255
Other assets	94	132
Intangible assets, net of accumulated amortization of $10,897 in 2015 and $14,738 in 2014	4,274	17,504
Goodwill	14,198	27,263

Total assets	$48,640	$93,770

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,593	$2,151
Accrued and other expenses	4,220	5,554
Interest payable	—	180
Notes and lease payable - current portion	969	5,044
Deferred revenue	7,497	9,120

Total current liabilities	14,279	22,049

Deferred revenue, long-term portion	1,079	1,525
Other long-term liabilities	450	795
Capital lease - long-term portion	86	1,020
Notes payable - long-term portion	—	5,602

Total liabilities	15,894	30,991

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 15,923,349 in 2015 and 15,732,177 in 2014; outstanding 15,737,518 in 2015 and 15,546,346 in 2014	159	157
Additional paid-in capital	211,512	209,100
Accumulated deficit	(177,510)	(145,063)
Treasury stock at cost, 185,831 shares in 2015 and 2014	(1,415)	(1,415)

Total stockholders’ equity	32,746	62,779

Total liabilities and stockholders’ equity	$48,640	$93,770

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the twelve months ended December 31,
	2015	2014
	(in thousands)
Cash flow from operating activities:
Net loss	$(32,447)	$(1,009)
Adjustments to reconcile net loss to net cash
used for operating activities:
Amortization	1,768	2,270
Depreciation	1,580	1,256
Bad debt provision	383	167
Stock-based compensation expense	2,135	1,318
Amortization of debt discount and debt costs	341	1,246
Interest on settlement obligations	146	206
Loss on extinguishment of debt	1,723	903
Gain from change in fair value of warrant	—	(1,835)
Goodwill and long-lived asset impairment	27,443	—
Loss on disposal of assets	125	—
Changes in operating assets and liabilities (net of the effect of the acquisitions):
Accounts receivable	1,772	(840)
Inventory	(1,987)	(323)
Prepaid and other current assets	(197)	11
Accounts payable	(557)	150
Accrued expenses	(2,060)	296
Deferred revenue	(2,068)	(612)

Total adjustments	30,547	4,213

Net cash (used for) provided by operating activities	(1,900)	3,204

Cash flow from investing activities:
Additions to patents, technology and other	(40)	(50)
Additions to property and equipment	(932)	(1,214)
Acquisition of Radion Inc, and DermEbx	—	(3,482)
Acquisition of VuComp M-Vu Breast Density	(1,700)	—

Net cash used for investing activities	(2,672)	(4,746)

Cash flow from financing activities:
Issuance of common stock for cash, net	—	28,214
Stock option exercises	366	708
Warrant exercise	—	1,575
Taxes paid related to restricted stock issuance	(87)	(110)
Principal payments of capital lease obligations	(1,397)	(655)
Principal repayment of debt financing, net	(11,250)	(7,850)
Proceeds from debt financing, net	—	—

Net cash (used for) provided by financing activities	(12,368)	21,882

Increase (decrease) in cash and equivalents	(16,940)	20,340
Cash and equivalents, beginning of period	32,220	11,880

Cash and equivalents, end of period	$15,280	$32,220

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP Net Loss	$(2,402)	$(96)	$(32,447)	$(1,009)
Interest Expense	27	562	650	2,640
Other income	(3)	(10)	(21)	(37)
Stock Compensation	534	352	2,135	1,318
Depreciation	341	436	1,580	1,256
Amortization	203	958	1,768	2,270
Tax (benefit) expense	28	59	16	153
Severance	—	—	587	—
Loss on sale of Asset	—	—	201	—
Loss from extinguishment of debt	—	—	1,723	903
Gain on warrant	—	—	—	(1,835)
Litigation and settlement related	123	190	123	190
Acquisition related	41	13	133	533
Goodwill and long-lived asset impairment	—	—	27,443	—

Non GAAP Adjusted EBITDA	$(1,108)	$2,464	$3,891	$6,382

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP Net Loss	$(2,402)	$(96)	$(32,447)	$(1,009)
Adjustments to net loss:
Severance	—	—	587	—
Loss on sale of Asset	—	—	201	—
Loss from extinguishment of debt	—	—	1,723	903
Gain on warrant	—	—	—	(1,835)
Litigation and settlement related	123	190	123	190
Acquisition related	41	13	133	533
Goodwill and long-lived asset impairment	—	—	27,443	—

Non GAAP Adjusted Net (Loss) income	$(2,238)	$107	$(2,237)	$(1,218)

Net (loss) income per share
GAAP Net (loss) income per share	$(0.15)	$(0.01)	$(2.07)	$(0.07)
Adjustments to net (loss) income (as detailed above)	0.01	0.02	1.93	(0.02)

Non GAAP Adjusted Net (loss) income per share	$(0.14)	$0.01	$(0.14)	$(0.09)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, loss on extinguishment of debt, amortization of acquired intangibles, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income (loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification, loss on extinguishment of debt and asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non GAAP Adjusted EBITDA calculation.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on sale of assets relates to the loss incurred on the disposal of assets. The Company excludes this non-cash charge as this item is not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations.

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Goodwill and long-lived impairment: is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Gain (loss) on warrant: The Company issued warrants in connection with the January 2012 financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred. The warrants were exercised in April 2014.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Acquisition related: relates to professional service fees due to the acquisitions of VuComp. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•	Goodwill and long-lived impairment: is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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